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                                                                   EXHIBIT 4.1

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           NUMBER                                                                                          SHARES
     -----------------                                                                                -----------------
       PA
     -----------------                                                                                -----------------
                                            COVANTA HOLDING CORPORATION
                               INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
                                                                                                        CUSIP 22282E 10 2
                                                                                              SEE REVERSE FOR CERTAIN DEFINITIONS



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THIS CERTIFIES that



                                                       [SPECIMEN]



is the owner of

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                 FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF THE PAR VALUE OF $.10 EACH OF

COVANTA HOLDING CORPORATION, transferable on the books of the Corporation by the owner hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until
[COVANTA HOLDING       countersigned by the Transfer Agent and registered by the Registrar. The shares represented by this
CORPORATION SEAL       Certificate are subject to transfer restrictions which are included in the Corporation's Certificate of
                       Incorporation and set forth on the reverse side of this Certificate.
  APRIL 16, 1992]

                       WITNESS the seal of the Corporation and the signatures of its duly authorized officers.

                       Dated
                                                                                            Countersigned and Registered:
                                                                                            AMERICAN STOCK TRANSFER & TRUST COMPANY
                                                                                                     (NEW YORK, NEW YORK)

                                                                                            By                     Transfer Agent
                                                                                                                    and Registrar

                                                                                                              Authorized Signature




                                               /s/                                           /s/
                                               -------------------------------------         ---------------------------------------
                                                             SECRETARY                                      PRESIDENT
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                                                     AMERICAN BANK NOTE COMPANY
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                                                    COVANTA HOLDING CORPORATION

     IF AT ANY TIME THE CORPORATION ISSUES ITS SHARES IN ONE OR MORE CLASSES OR SERIES, THE CORPORATION WILL FURNISH WITHOUT CHARGE
TO EACH STOCKHOLDER WHO SO REQUESTS A STATEMENT OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR
OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF OF THE CORPORATION AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS
OF SUCH PREFERENCES AND/OR RIGHTS, SUCH REQUEST MAY BE MADE TO THE OFFICE OF THE SECRETARY OF THE CORPORATION. THE CORPORATION'S
CERTIFICATE OF INCORPORATION INCLUDES THE FOLLOWING RESTRICTIONS ON TRANSFER OF THE CORPORATION'S COMMON STOCK:

     FIFTH. The Common Stock of the Corporation shall be subject to the following transfer restrictions:

     5.1  No holder, whether record or beneficial, direct or indirect, of 5% or more of Common Stock of the Corporation, whether such ownership resulted from receipt of shares of Common Stock through a primary issuance by the Corporation, or issued upon exercise of rights to purchase shares of Common Stock granted by the Corporation, or from any other transaction or transactions, including without limitation, secondary market acquisitions (and including specifically any holder, whether record or beneficial, direct or indirect, who proposes to make an acquisition of Common Stock of the Corporation, which after the acquisition will result in total ownership by such holder of 5% or more of the Common Stock of the Corporation) ("5% Stockholder"), may purchase, acquire or otherwise receive additional shares of Common Stock (herein referred to as an "Acquisition") or sell, transfer, assign, pledge, encumber or dispose of, in any manner whatsoever, any shares of Common Stock, directly or indirectly owned by such 5% Stockholder, whether such ownership is record or beneficial ownership (herein referred to as a "Transfer"), prior to a determination by the
Corporation and its tax counsel that such transaction will not result in or create (in conjunction with prior transactions and previously approved subsequent transactions by any 5% Stockholder(s) and other holders of Common Stock) an unreasonable risk of an
"ownership change" of this Corporation within the meaning of Section 382(g) of the Internal Revenue Code of 1986, as amended (the
"Internal Revenue Code"), or any similar provisions of superseding or additional law relating to preservation of net operating loss
("NOL") carry forwards, including specifically Treasury Regulation section 1.382-2T(j)(3)(i) (collectively, an "Ownership Change"
under the "Tax Law").

     In addition, the Corporation will issue stop transfer instructions to the transfer agent for Common Stock requiring, as a condition precedent to any transfer of Common Stock, that the transfer agent receive either: (i) a sworn affidavit from each of the proposed transferor and transferee that it is a 5% Stockholder; or (ii) an opinion of tax counsel of the Corporation referred to in
Section 5.2 below. Any purported transfer of shares of Common Stock in violation of the foregoing transfer restrictions will be a nullity and of no force and effect. All certificates representing Common Stock will bear a legend setting forth the foregoing restrictions.


     5.2  In order to ensure compliance with this Article FIFTH, and in order to establish a procedure for processing requests to effect either an Acquisition or a Transfer by any one or more 5% Stockholder(s) on a fair and equitable basis, the following provisions shall apply to all 5% Stockholders:

               (a) DELIVERY OF SHARES AND ESCROW RECEIPTS. All shares of Common Stock which are issuable to 5% Stockholders or which subsequently are received by a 5% Stockholder in an Acquisition will be issued in the name of "Covanta Holding
          Corporation, as Escrow Agent" and will be held by the Corporation in escrow (the "Escrowed Stock") in accordance with the provisions of this Section 5.2 (the "Stock Escrow"). In lieu of certificates reflecting their ownership of Common Stock, the 5% Stockholders will receive an escrow receipt evidencing their beneficial ownership of Common Stock and record ownership of the Escrowed Stock. Escrow receipts will be non-transferable. The 5% Stockholders will retain full voting and dividend rights for all Escrowed Stock.

               (b) DURATION OF THE CORPORATION HOLDING THE ESCROWED STOCK. As escrow agent, the Corporation will hold all shares of
          Escrowed Stock until termination of the Stock Escrow (as provided in subsection (d) below) or, if and to the extent that a
          5% Stockholder desires to Transfer Escrowed Stock to a non-5% Stockholder, until receipt by the Corporation of a favorable opinion from its tax counsel that the Transfer may be made, without thereby resulting in an Ownership Change under the Tax
          Law.

               (c) ACQUISITIONS AND TRANSFERS. All requests by 5% Stockholders to consummate either an Acquisition or a Transfer of
          Escrowed Stock, through secondary market transactions or purchases in a primary offering by the Corporation, will be treated in the order in which such requests were received i.e., on a "first to request, first to receive" basis. All such requests must be in writing and delivered to the Corporation at its principal executive office, attention General Counsel, by registered mail, return receipt requested, or by hand. In the event that the Corporation's tax counsel is unable to conclude that a requested Acquisition or Transfer can be made without an Ownership Change under the Tax Law, then: (i) the requesting party will be so advised in writing by the Corporation; and (ii) any subsequent request by other 5%
          Stockholders to effect a transaction of a type previously denied by this Corporation will be approved only after all previously denied requests (in the order denied) are given an opportunity to consummate the previously desired transaction. In addition, the Corporation may approve any requested transaction in any order of receipt if, in its business judgment, such transaction is in its best interests.

               (d) TERMINATION OF THE STOCK ESCROW. The Stock Escrow will terminate upon the first to occur of the following: (i)
          pursuant to an amendment to the Tax Law, the Corporation concludes that the restrictions are no longer necessary in order to avoid a loss to the Corporation and the members of the affiliated group filing a consolidated federal income tax return with the Corporation of its NOL carry forwards; (ii) the NOL carry forwards of the Corporation and members of the affiliated group filing a consolidated federal income tax return with the Corporation no longer are available to the
          Corporation, whether through passage of time, usage or disallowance; and (iii) the Board of Directors of the Corporation
          concludes, in its business judgment, that preservation of the NOL carry forwards no longer is in the interests of the
          Corporation and members of the affiliated group filing a consolidated federal income tax return with this Corporation.
          Upon termination of the Stock Escrow, each 5% Stockholder will receive a notice that the Stock Escrow has been terminated and, thereafter, will receive a Common Stock certificate evidencing ownership of the previously Escrowed Stock.

               (e) RELEASE OF THE CORPORATION. The Corporation will be held harmless and released from any liability to any and all
          5% Stockholders arising from its actions as escrow agent, except only for intentional misconduct. In performing its duties the Corporation will be entitled to rely, without any inquiry, upon the written advice of its tax counsel and other experts engaged by the Corporation. In the event that the Corporation requires further advice or comfort regarding action to be taken by it as escrow agent, it may deposit the Escrowed Stock at issue with a court of competent jurisdiction and make further transfers thereof in a manner consistent with the rulings of such court.


          The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


     TEN COM -- as tenants in common                                            UNIF GIFT MIN ACT -- __________ Custodian __________
     TEN ENT -- as tenants by the entireties                                                           (Cust)              (Minor)
     JT TEN  -- as joint tenants with right of
                survivorship and not as tenants                                                      under Uniform Gifts to Minors
                in common
                                                                                                     Act ___________________________
                                                                                                                     (State)


                              Additional abbreviations may also be used though not in the above list.

                        For value received, _________________________ hereby sell, assign and transfer unto


PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE
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                         Please print or typewrite name and address including postal zip code of assignee.

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Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint


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Attorney to transfer the said stock on the books of the within-named Corporation (the" Corporation") with full power of substitution in the premises.

By execution hereof, the undersigned represents and warrants that he is not a 5% Stockholder (as defined in Article FIFTH of the
Corporation's Certificate of incorporation).


Dated,
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                                                                           ---------------------------------------------------------

Signature Guaranteed                                                       ---------------------------------------------------------





     NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatever.


By
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